Exhibit 99-1

EnterConnect Appoints Former Top BEA and HP Executive Tom Ashburn to Board of Directors

Industry Veteran Brings Over 30 Years of Global Technology Expertise and Leadership

SAN JOSE, Calif., July 10, 2008 (PRIME NEWSWIRE) -- EnterConnect Inc. (OTC BB:ECNI.OB - News), a leading provider of On-Demand business solutions, today announced the appointment of Tom Ashburn to its  Board of Directors. With more than 30 years of experience with global technology leaders such as HP and BEA, Mr. Ashburn's broad experience in sales, marketing, strategy, customer service and operations will provide strategic depth to EnterConnect's Board of Directors.

``I am very pleased that Tom has decided to join our Board; his extensive experience with technology leaders BEA and HP is invaluable,'' said Sam Jankovich, Chief Executive Officer and President of EnterConnect Inc. ``Tom will be an active Board member helping me with merger and acquisition planning, organic top-line growth strategies and ensuring strong governance practices.''

``This is exactly the right time for me to join EnterConnect's Board of Directors,'' said Mr. Ashburn. ``EnterConnect's industry leading SaaS business model, world-class management team and proven enterprise-class technology portfolio of products has positioned EnterConnect well for long-term success.''

Most recently, Mr. Ashburn was President of BEA System's Worldwide Field Organization, with responsibility for Sales, Marketing and Services. The Worldwide Field Organization led an integrated direction for direct sales teams, resellers, partners, marketing, professional services and customer support to bring all that BEA offered to ensure the customer's success.

Prior to joining BEA, Mr. Ashburn was with HP for 33 years, where he most recently was vice president and general manager of HP Services, a $5 billion business with more than 30,000 employees in 120 countries. Prior to that role, Mr. Ashburn led HP's Customer Support Business for four years, significantly growing both revenue and profit while enhancing customer loyalty during his tenure.

About EnterConnect Inc.

EnterConnect Inc. is the leading provider of enterprise-proven on-demand portals that improve communication, collaboration and business processes to help companies increase customer satisfaction, growth and productivity. EnterConnect's Enterprise-Proven On-Demand Portals enable employees, partners, customers and other stakeholders to securely consolidate, collaborate and connect online -- at anytime, from anywhere -- to accelerate business on-demand. EnterConnect solutions are based on a rich technology foundation in use at more than 50 Fortune 1000 companies. Now available on demand, these solutions are used at leading organizations across diverse industries including Rheem Manufacturing, Rush University Hospital, John Thomas Capital Management and others. For more information visit http://www.enterconnect.com.

Forward-Looking Statements

Statements in this document contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1993 and the Securities Exchange Act of 1934, as amended. These statements are based on many assumptions and estimates and are not guarantees of future performance and may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of EnterConnect Inc. to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. The words ``expect,'' ``anticipate,'' ``intend,'' ``plan,'' ``believe,'' ``seek,'' ``estimate,'' and similar expressions are intended to identify such forward-looking statements. Our actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation those set forth as ``Risk Factors'' in our filings with the Securities and Exchange Commission.

Contact:
EnterConnect Inc.
Kevin Hayden, Chief Marketing Officer
(408) 441-5282
www.enterconnect.com